UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PERFECT CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Perfect Corp.

14F, No. 98 Minquan Road,

Xindian District,

New Taipei City 231

Taiwan

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, $0.10 par value per share	The New York Stock Exchange
Warrants, each exercisable for one Class A Ordinary Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-263841
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

_________________

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities of Perfect Corp. (the “Registrant”) registered hereunder set forth under the heading “Description of Perfect’s Securities” contained in the Registrant’s registration statement on Form F-4 (File No. 333-263841), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 25, 2022, as amended (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PERFECT CORP.

By	/s/ Alice H. Chang
Name: Alice H. Chang
Title: Chief Executive Officer

Date: October 25, 2022